     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL  , 2000


                                                      REGISTRATION NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               BROADVISION, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                7371                               94-3184303
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                               BROADVISION, INC.
                                  585 BROADWAY
                             REDWOOD CITY, CA 94063
                           TELEPHONE: (650) 261-5100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  PEHONG CHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               BROADVISION, INC.
                                  585 BROADWAY
                             REDWOOD CITY, CA 94063
                           TELEPHONE: (650) 261-5100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                            COPIES TO:
              KENNETH L. GUERNSEY                                DAVID T. BREWSTER
                 JAMIE E. CHUNG                                  JOSEPH M. DOLOBOFF
              VIRGINIA C. EDWARDS                                 JOAN M. HEMINWAY
                 CECILIA M. MAO                                  BRADY D. MICKELSEN
               Cooley Godward LLP                     Skadden, Arps, Slate, Meagher & Flom LLP
        One Maritime Plaza, 20th Floor                     One Beacon Street, 31st Floor
            San Francisco, CA 94111                               Boston, MA 02108
                 (415) 693-2000                                    (617) 573-4800

                         ------------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION
                                   STATEMENT

                         ------------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ No. 333-31756


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF         AMOUNT TO BE          OFFERING              AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED(1)      PRICE PER SHARE(2)      OFFERING PRICE(2)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.0001 per share                2,608,343            $45.75               $119,331,692         $31,504
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Represents the number of additional shares of Registrant's Common Stock expected to be issued to holders of shares of Common Stock of Interleaf, Inc. as described in Registration Statement No. 333-31756, which was previously filed on Form S-4 on March 6, 2000, and amended on March 16, 2000. In connection with the filing of that Registration Statement, 14,108,498 shares of the Common Stock of Registrant were registered with the Securities and Exchange Commission and a fee of $289,293 was paid. This registration statement shall cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.


(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock of Interleaf, Inc. as reported on the Nasdaq National Market on April 12, 2000.

                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              EXPLANATORY NOTE

     This registration statement relates to the public offering of Common Stock of BroadVision, Inc. contemplated by a Registration Statement on Form S-4 (File No. 333-31756) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on March 16, 2000, and is filed solely to increase the number of shares to be offered in such offering by 2,608,343 shares. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are hereby incorporated by reference.

                                     Part II
                       Information Not Required in Prospectus

Item 21. Exhibits and Financial Statement Schedules.

         (a) The following exhibits are filed herewith:


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         5.1            Opinion of Cooley Godward LLP regarding the legality of the securities

         8.1            Opinion of Cooley Godward LLP regarding tax matters

         8.2            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

        23.1            Consent of Cooley Godward LLP (set forth in Exhibit 5.1)

        23.2            Consent of Cooley Godward LLP (set forth in Exhibit 8.1)

        23.3            Consent of Skadden, Arps, Slate, Meagher & Flom LLP (set forth in Exhibit 8.2)

        23.4            Consent of KPMG LLP

        23.5            Consent of PricewaterhouseCoopers LLP

        23.6            Consent of Ernst & Young LLP

        23.7            Consent of Arthur Andersen LLP


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on the 13th day of April 2000.



                                                       BROADVISION, INC.

                                                       By:               /s/ RANDALL C. BOLTEN
                                                            -----------------------------------------
                                                                           RANDALL C. BOLTEN
                                                                        CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen and Randall C. Bolten, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                   /s/ PEHONG CHEN                     President, Chief Executive
     -------------------------------------------         Officer and Director        April 13, 2000
                     PEHONG CHEN                         (Principal Executive
                                                          Officer)

                  /s/ RANDALL C. BOLTEN                Vice President Operations, and
     -------------------------------------------         Chief Financial Officer       April 13, 2000
                  RANDALL C. BOLTEN                      (Principal Financial and
                                                         Accounting Officer)

                  /s/ DAVID L. ANDERSON
     -------------------------------------------       Director                        April 13, 2000
                  DAVID L. ANDERSON

                  /s/ YOGEN K. DALAL
     -------------------------------------------       Director                        April 13, 2000
                   YOGEN K. DALAL


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                   /s/ KOH BOON HWEE
     -------------------------------------------       Director                        April 13, 2000
                    KOH BOON HWEE

                  /s/ CARL PASCARELLA
     -------------------------------------------       Director                        April 13, 2000
                   CARL PASCARELLA

                  /s/ TODD A. GARRETT
     -------------------------------------------       Director                        April 13, 2000
                   TODD A. GARRETT

                  /s/ KLAUS LUFT
     -------------------------------------------       Director                        April 13, 2000
                   KLAUS LUFT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         5.1            Opinion of Cooley Godward LLP regarding the legality of the securities

         8.1            Opinion of Cooley Godward LLP regarding tax matters

         8.2            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters

        23.1            Consent of Cooley Godward LLP (set forth in Exhibit 5.1)

        23.2            Consent of Cooley Godward LLP (set forth in Exhibit 8.1)

        23.3            Consent of Skadden, Arps, Slate, Meagher & Flom LLP (set forth in Exhibit 8.2)

        23.4            Consent of KPMG LLP

        23.5            Consent of PricewaterhouseCoopers LLP

        23.6            Consent of Ernst & Young LLP

        23.7            Consent of Arthur Andersen LLP
